Consent of Independent Certified Public Accountants

     We have issued our report dated December 15, 1995 accompanying the financial statements of Pennsylvania Insured Municipals Income Trust, Series 30 as of October 31, 1995, and for the period then ended, contained in this Post-Effective Amendment No. 12 to Form S-6.

     We consent to the use of the aforementioned report in the Post-Effective Amendment and to the use of our name as it appears under the caption "Auditors".






                                        Grant Thornton LLP



Chicago, Illinois
February 23, 1996